UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.     )

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☑	Soliciting Material Pursuant to §240.14a-12

COMVERSE TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

OLIVER PRESS PARTNERS, LLC OLIVER PRESS INVESTORS, LLC AUGUSTUS K. OLIVER CLIFFORD PRESS DAVENPORT PARTNERS, L.P. JE PARTNERS

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

OLIVER PRESS PARTNERS, LLC TO SOLICIT CONSENTS FOR CALLING A SPECIAL
SHAREHOLDERS MEETING OF COMVERSE TECHNOLOGY, INC. (CMVT.PK)

New York, New York - April 11, 2007 - Oliver Press Partners, LLC (“OPP”) announced today that it intends to seek support from fellow Comverse Technology, Inc. (“Comverse”) shareholders having at least ten percent (10%) of Comverse’s common stock for the purpose of calling a special meeting to elect directors. Comverse has failed to hold an annual meeting of shareholders since June 16, 2005. OPP is seeking to call a special meeting pursuant to Section 603 of the New York Business Corporation Law. At the special meeting, OPP intends to nominate Augustus K. Oliver and Clifford Press, principals of OPP, for election to the Board along with the Company’s current directors assuming they consent. If elected, Messrs. Oliver and Press intend to encourage the full Board to direct an investment banking firm to work with Comverse’s counsel and auditors to develop a value recovery plan for Comverse that can be implemented promptly once Comverse is current in its filing and other requirements under applicable securities regulations.

In connection with the demand for the special meeting, OPP today filed preliminary solicitation materials with the SEC and will provide definitive materials to shareholders once cleared by the SEC. OPP will solicit votes for the election of its candidates to the Board only by means of a separate proxy statement and proxy card after the special meeting has been called and no solicitation is currently being made with respect to its candidates.

Clifford Press, a partner in OPP, added, “We have been discussing with members of Comverse's Board the need for shareholder participation since early February, but no action has been taken by them to date. Our corporate law has long recognized that public company boards can not and should not be able to perpetuate themselves in office by simply failing to call and hold a shareholder meeting. It is now twenty two months since shareholders have had any say in who is overseeing their Comverse investment. We believe that shareholders both desire and deserve that say today.”

Questions regarding the solicitation may be addressed to OPP or to OPP’s proxy solicitors, Innisfree M&A Incorporated, 501 Madison Avenue, 19th Floor, New York, NY 10022.

Contact: Michael Brinn
(212) 750-8253 or:

Oliver Press Partners, LLC
152 West 57th Street, 46th Floor
New York, NY 10019

Gus Oliver (212) 277-5654

Clifford Press (212) 277-5635

ADDITIONAL INFORMATION

Oliver Press Partners, LLC (“Oliver Press”) filed a preliminary solicitation statement with the Securities and Exchange Commission (the “SEC”). Oliver Press will prepare and file with the SEC a definitive solicitation statement and may file other solicitation materials. COMVERSE TECHNOLOGY, INC. SHAREHOLDERS ARE URGED TO READ THE PRELIMINARY SOLICITATION STATEMENT AND THE DEFINITIVE SOLICITATION STATEMENT AND OTHER MATERIALS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY DO OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the preliminary solicitation statement and the definitive solicitation statement (when available), and any other documents that may be filed by Oliver Press with the SEC in connection with the demand for the special meeting through the SEC’s web site at www.sec.gov. Shareholders may also obtain free copies of the preliminary solicitation statement, definitive solicitation statement (when available) and other documents filed by Oliver Press in connection with the demand for the special meeting by directing a request to: Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor New York, NY 10022 or by phone at (877) 456-3442.

OLIVER PRESS PARTICIPANT INFORMATION

IN ACCORDANCE WITH RULE 14A-12(A)(1)(I) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INFORMATION REGARDING THE IDENTITY OF THE PERSONS WHO MAY, UNDER SEC RULES, BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF SHAREHOLDERS AND THEIR INTERESTS ARE SET FORTH IN THE PRELIMINARY SOLICITATION STATEMENT THAT WAS FILED BY OLIVER PRESS WITH THE SEC.